Exhibit 99.3

PRESS RELEASE WILLIAMS-SONOMA, INC. 3250 Van Ness Avenue San Francisco, CA 94109	CONTACT: Patrick J. Connolly EVP, Chief Marketing Officer (415) 616-8746

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Brand Leadership Changes

San Francisco, CA, March 19, 2013 — Williams-Sonoma, Inc. (NYSE: WSM) announced today that Richard Harvey, President of the Williams-Sonoma brand, will be leaving the company on May 3, 2013, after 30 years of service.

Laura Alber, the company’s President and Chief Executive Officer, said, “On behalf of the board and senior management team, I want to thank Richard for his many contributions to the company. He provided vision for the Williams-Sonoma brand over the past three decades as it grew from a few California stores to the iconic, multi-channel business that it is today. Over the last few years, Richard increased the percentage of products that are either vendor-branded exclusives or Williams-Sonoma-branded, created innovative new product lines, introduced our Agrarian business, and relaunched Williams-Sonoma Home. He also hired top talent to evolve the brand’s aesthetic and marketing.”

Janet Hayes, currently the President of Pottery Barn Kids and PBteen, will become President of the Williams-Sonoma brand, effective March 20, 2013.

Alber stated, “Janet’s strong vision, retail leadership and operational expertise have driven record revenues and profits in both Pottery Barn Kids and PBteen. Her experience in product development and retail customer engagement is an excellent fit for the Williams-Sonoma brand as it focuses on strategies to increase product exclusivity, introduce new products, deepen customer relationships, and evolve the in-store experience. She will lead a strong and seasoned merchandising and field leadership team.”

Hayes has served as President, Pottery Barn Kids and PBteen, since 2010. From 2008 to 2010, she served as Executive Vice President, Pottery Barn Kids and PBteen, and from 2007 to 2008, she served as Senior Vice President and General Merchandise Manager, Pottery Barn. Prior to 2007, she held roles at American Eagle Outfitters, Nike and Gap.

Mr. Harvey commented, “I am so proud to have been associated with this great brand and the talented team that will take it forward. I will be working closely with Janet to ensure a smooth transition.”

Sandra Stangl, President of Pottery Barn, will expand her role to include Pottery Barn Kids and PBteen, effective March 20, 2013.

Alber commented, “Sandra has led the Pottery Barn brand to record revenues and profits by offering a compelling and integrated product line supported by world-class service across all channels. Sandra was part of the small team that created and launched Pottery Barn Kids and PBteen, and later served as Executive Vice President of both brands, where she oversaw product development and design, as well as brand merchandising and inventory management. Consolidating the brands under Sandra’s leadership will enhance our ability to meet our customers’ needs through every life stage.”

Stangl has served as President, Pottery Barn, since 2008. From 2006 to 2008, she served as Executive Vice President, Pottery Barn Kids and PBteen. Between 1994 and 2006, Stangl served in various leadership roles in the Pottery Barn, Pottery Barn Kids and PBteen brands.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the strategies of the Williams-Sonoma brand and the benefits of consolidating the Pottery Barn brands under one leader. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the risk that the strategies of the Williams-Sonoma brand and the benefits of consolidating the Pottery Barn brands under one leader are not successful. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and wedding registry), Pottery Barn Kids (kids’ furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories), Rejuvenation (lighting and hardware) and Mark and Graham (personalized gifts and gifts for the home) – are marketed through seven e-commerce websites, eight direct mail catalogs and 581 stores. Williams-Sonoma, Inc. currently operates in the United States and Canada, offers international shipping to customers worldwide, and franchises its brands in Bahrain, the Kingdom of Saudi Arabia, Kuwait, and the United Arab Emirates.

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